Exhibit 10.1

AMENDMENT NUMBER FOUR

TO THE

HENRY SCHEIN, INC.

SECTION 162(m) CASH BONUS PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 7.2 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, pursuant to the Company’s Compensation Committee Charter, the Board delegated authority to the Compensation Committee to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan to extend the term thereof.

NOW, THEREFORE, the Plan is hereby amended, effective on the date of the Company’s 2013 annual stockholders’ meeting, subject to stockholder approval at the 2013 annual stockholders’ meeting, as follows:

(i)	Subject to stockholder approval at the 2013 annual stockholders’ meeting, Section 7.1 of the Plan is hereby amended to add the following new paragraph to the end thereof:

“(d) The Plan is amended to extend the term to December 31, 2017, effective on the date of the Company’s 2013 annual stockholders’ meeting, subject to stockholder approval at the 2013 annual stockholders’ meeting. Notwithstanding Section 7.1(a), 7.1(b), and 7.1(c), subject to stockholder approval of the Plan, as amended, at the 2013 annual stockholders’ meeting, a bonus may be payable under this Plan in respect to fiscal years beginning after December 31, 2013, provided that no bonus shall be payable under this Plan in respect to any fiscal year beginning after December 31, 2017.”

(ii)	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed May 14, 2013.

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
	Name:	Michael S. Ettinger
	Title:	Senior Vice President